Exhibit 99

Virginia Commerce Bancorp, Inc. Reports Significantly Improved Results In 2010

ARLINGTON, Va.--(BUSINESS WIRE)--January 20, 2011--Virginia Commerce Bancorp, Inc. (the “Company”), (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the “Bank”), today reported net income to common stockholders of $3.3 million, or $0.11 per diluted common share, for the fourth quarter of 2010, compared with net income to common stockholders of $2.9 million, or $0.11 per diluted common share, for the same period in 2009. For the year ended December 31, 2010, the Company reported net income to common stockholders of $16.5 million, or $0.57 per diluted common share, compared to a net loss to common stockholders of $37.9 million, or $1.42 per diluted common share, for the year ended December 31, 2009. Higher net interest income, higher non-interest income and lower loan loss provisions drove the year-over-year improvement in earnings, while non-performing assets (“NPAs”) and loans 90+ days past due declined from $98.1 million at December 31, 2009, to $74.6 million as of December 31, 2010.

Peter A. Converse, President and Chief Executive Officer, commented, “It is gratifying to conclude 2010 with meaningful progress in earnings and asset quality. This represents a turnaround year for Virginia Commerce in contrast to our disappointing performance in 2009. Net income to common stockholders this past year of $16.5 million represented a significant improvement over the $37.9 million loss to common stockholders in 2009. Similarly, we have made great strides in reducing NPAs and loans 90+ days past due by more than 50% from their peak of $162.1 million as of March 31, 2009, to $74.6 million at year-end 2010.”

“While we have made good progress and it is satisfying, we still have our work cut out for us in 2011. We plan to again reduce NPAs significantly this year. Barring unforeseen circumstances and negative market forces, our strong core operating earnings should enable the absorption of credit and OREO costs in pursuit of this goal and still allow for continued earnings improvement. The progress we expect in 2011 should position Virginia Commerce to achieve even stronger performance in 2012.”

Converse continued, “Our plans in 2011 also involve getting back on a growth track, especially in lending. Despite economic, market and asset quality impediments to loan growth for most banks over the last two years, it is anticipated that the climate will be improving this year. Accordingly, we are taking measures to position ourselves for greater loan production that involve strategic hiring, focused marketing, increased calling efforts and restructuring sales management.”

Converse concluded, “It is also clear that net income to common stockholders will improve measurably when we are able to pay off our $71 million in TARP funding. While we could choose to earn our way out of TARP through retained earnings over the next two plus years, it is also an option to pay it off as early as the second half of this year through an equity offering. This decision will largely be dependent on satisfactory appreciation in our stock price and the prerequisite regulatory approval.”

SUMMARY REVIEW OF FINANCIAL PERFORMANCE

Net Income (Loss)

For the three months ended December 31, 2010, the Company recorded net income of $4.5 million. After an effective dividend of $1.2 million to the U.S. Treasury on preferred stock, the Company reported net income to common stockholders of $3.3 million, or $0.11 per diluted common share, compared to net income to common stockholders of $2.9 million, or $0.11 per diluted common share, for the fourth quarter of 2009. For the year ended December 31, 2010, the Company reported net income to common stockholders of $16.5 million, or $0.57 per diluted common share, compared to a net loss to common stockholders of $37.9 million, or $1.42 per diluted common share, in 2009. The year-over-year improvement in earnings was attributable to higher net interest income, higher non-interest income and significantly lower provisions for loan losses.

Core operating earnings for the three months ended December 31, 2010, were $15.0 million, up $2.4 million, or 19.1%, compared to $12.6 million for the three months ended December 31, 2009. On a sequential basis, core operating earnings for the fourth quarter of 2010 were up $346 thousand. The Company calculates core operating earnings by excluding taxes, provisions for loan losses, losses on other real estate owned, impairment losses on securities and provisions for unfunded commitments from net income. For the three months ended September 30, 2010, the Company is also excluding from net income $1.0 million in bank-owned life insurance death benefits received.

Asset Quality and Provisions For Loan Losses

Provisions for loan losses were $7.1 million for the quarter ended December 31, 2010, compared to $1.1 million in the same period in 2009, with total net charge-offs of $7.4 million in the fourth quarter of 2010 versus $6.1 million for the same period a year ago. For the year ended December 31, 2010, provisions for loan losses totaled $20.6 million compared to $81.9 million in 2009, with 2010 net charge-offs of $23.3 million significantly reduced from $53.2 million in 2009.

Total non-performing assets and loans 90+ days past due declined from $98.1 million at December 31, 2009, to $74.6 million at December 31, 2010, and decreased $7.8 million sequentially from $82.4 million at September 30, 2010, predominantly as a result of sales of Other Real Estate Owned (“OREO”). As of December 31, 2010, the allowance for loan losses represented 2.82% of total loans, up slightly from 2.80% at September 30, 2010, with such allowance covering 108.8% of total non-performing loans.

Non-performing loans continue to be concentrated in residential and commercial construction and land development loans in outer sub-markets hardest hit by the residential downturn and commercial and consumer credits experiencing the after shocks in sub-contracting businesses and workforce employment. Overall, as of December 31, 2010, $33.6 million, or 58.7%, of non-performing loans represented acquisition, development and construction (“ADC”) loans, $13.1 million, or 22.8%, represented non-farm, non-residential loans, $7.1 million, or 12.3%, represented loans on one-to-four family residential properties, and $3.7 million, or 6.5%, represented commercial and industrial loans. Reductions in existing non-performing loans during the fourth quarter of $13.3 million were largely offset by the addition of six single family mortgages totaling $3.3 million, two commercial mortgages totaling $5.1 million and two land parcels totaling $3.9 million to non-accrual. Collateral for each of these loans was evaluated and carrying values or specific reserves adjusted accordingly.

Included in the loan portfolio are loans classified as troubled debt restructurings (“TDRs”), totaling $103.0 million, a sequential reduction from $105.6 million at the end of the third quarter. These are performing, accruing loans that represent relationships for which a modification to the contractual interest rate or repayment structure has been granted to address a financial hardship. These loans make up 4.7% of the total loan portfolio and represent $35.7 million in ADC loans, $49.7 million in non-farm, non-residential real estate loans, $12.2 million in commercial loans and $5.4 million in one-to-four family residential loans. A $2.6 million reduction in TDRs during the quarter was achieved as a result of the restructure of a $11 million commercial property back to market rates and terms.

Net Interest Income

Net interest income of $27.1 million for the fourth quarter of 2010 was up $1.9 million, or 7.4%, over the same quarter last year, due primarily to an increase in the net interest margin from 3.78% in the fourth quarter of 2009 to 3.96% for the same period in 2010. Net interest income for 2010 of $105.3 million was up 15.2%, compared to $91.4 million in 2009. On a sequential basis, the net interest margin was unchanged. The year-over-year increase in the net interest margin was driven by lower deposit costs due to significant reductions in the level of time deposits, and increased levels of demand deposits and lower rate interest-bearing transaction accounts. As a result, the average cost of interest-bearing deposits fell from 2.50% in 2009 to 1.64% in 2010, while the yield on interest-earning assets declined only seventeen basis points from 5.67% to 5.50% year-over-year. Management anticipates the net interest margin will average between 3.70% to 3.80% in 2011 as yields on loans and investment securities are expected to continue to decline.

Non-Interest Income (Loss)

For the three months ended December 31, 2010, the Company recognized $1.6 million in non-interest income, compared to a non-interest loss of $548 thousand for the three months ended December 31, 2009. For the year ended December 31, 2010, the Company recognized non-interest income of $3.7 million compared to a non-interest loss of $4.4 million in 2009. Non-interest income for the fourth quarter of 2010 included $1.2 million in losses on other real estate owned and $128 thousand in impairment losses on securities, while in the fourth quarter of 2009, non-interest income included $867 thousand in losses on other real estate owned and $1.4 million in impairment losses on securities. Fees and net gains on loans held for sale increased $1.2 million from $538 thousand in the fourth quarter of 2009, to $1.7 million in the fourth quarter of 2010 due to higher levels of refinancing activity.

Non-Interest Expense

Non-interest expense decreased $2.3 million, or 13.1%, from $17.3 million in the fourth quarter of 2009, to $15.1 million in the fourth quarter of 2010, and was up $318 thousand, or 0.6%, from $56.9 million for the year ended December 31, 2009, to $57.2 million in 2010. Non-interest expense for the fourth quarter of 2009 and year ended December 31, 2009, included a $3.0 million provision for unfunded commitments, while the Company did not recognize any non-interest expense related to unfunded commitments in 2010. The majority of these increases were due to higher legal and professional services expenses associated with the collection of non-performing loans, higher carrying expenses on other real estate owned and higher commissions paid on mortgage loans originated for sale. Despite these increases, higher levels of net interest income resulted in the efficiency ratio improving from 55.6% for the year ended December 31, 2009 to 50.6% in 2010.

Investment Securities

Investment securities increased $63.2 million, or 18.1%, year-over-year to $411.8 million at December 31, 2010, and were up $30.8 million sequentially from September 30, 2010. U.S. Government agency securities, including callable step-up bonds and collateralized mortgage obligations (CMOs) comprised a majority of the increases. The portfolio contains four pooled trust preferred securities with an amortized cost basis of $5.9 million for which the Bank performs a quarterly analysis for other than temporary impairment due to significantly depressed current market quotes. The analysis includes stress tests on the underlying collateral and cash flow estimates based on the current and projected future levels of deferrals and defaults within each pool. Since the first quarter of 2009, the Bank has recorded an aggregate impairment loss of $3.5 million on three of the four pools.

Loans

Loans, net of allowance for loan losses, decreased $60.5 million, or 2.7%, from $2.21 billion at December 31, 2009, to $2.15 billion at December 31, 2010. Non-farm, non-residential real estate loans increased $12.9 million, or 1.1%, multifamily real estate loans increased $10.5 million, or 15.7%, while ADC loans fell by $63.7 million, or 14.9%, and commercial loans were down $19.7 million, or 8.3%. Sequentially, net loans were down $28.4 million, or 1.3%. Loan production in 2010 was negatively impacted by lower economic activity and demand for credit in both the business and consumer sectors, a reallocation of lending personnel to problem loan identification and resolution, a strategic decision to restrict acquisition, development and construction lending and an increased emphasis on deposit generation and non-credit products. Lending efforts in 2011 are being focused on building greater market share in commercial lending, especially in sectors forecast for growth, such as government contract lending, professional practices and associations and select service industries, with strategic hiring, marketing campaigns, calling efforts and sales management restructuring.

Deposits

For the year ended December 31, 2010, deposits increased $17.9 million, or 0.8%, to $2.25 billion, with demand deposits increasing $25.1 million, or 10.5%, savings and interest-bearing demand deposits increasing by $216.1 million, or 21.9%, and time deposits falling $223.4 million, or 22.2%. Sequentially, deposits fell $76.3 million, or 3.3%, with demand deposits decreasing by $5.0 million, or 1.8%, savings and interest-bearing demand accounts falling $22.5 million, or 1.8%, and time deposits decreasing by $48.9 million, or 5.9%. The sequential decline in demand deposits is a result of daily and period-end fluctuations as growth in that category continued with a sequential increase in average demand deposit balances of $17.3 million, or 6.8%, to $272.8 million. The year-over-year increase in demand deposits is primarily due to successful deposit gathering efforts led by the Company’s team of eight business development officers who are focused on acquisition and retention of commercial operating funds, cash management services and other related cross-sales. The year-over-year increase in savings and interest-bearing demand deposits was due primarily to success with the Company’s MEGA Savings and MEGA Checking account products as well as its Premier Interest Checking for non-profits, with the sequential decline due primarily to a strategic reduction in balances held by one depositor. The declines in time deposits are reflective of strategic pricing of certificates of deposits relative to both the competitive market and the Company’s pricing on interest-bearing transaction accounts. The proportionate share of time deposits to total deposits has declined from a peak of 67.2% at year-end 2008 to 34.8% as of December 31, 2010, and is expected to plateau near that level. At December 31, 2010, the Bank had no brokered certificates of deposit, down from $50.1 million at the end of 2009 and $30.0 million at September 30, 2010.

Capital Levels and Stockholders’ Equity

On September 29, 2010, the Company issued 1,904,766 shares of its common stock at a price of $5.25 per share in a registered direct placement with several institutional investors for total gross proceeds of $10.0 million. In addition, the Company issued to the investors warrants exercisable for shares of common stock, which, if fully exercised, would provide an additional $11.4 million in gross proceeds to the Company. The warrants each have an exercise price of $6.00 per share, which represents a 14.3% premium to the offering price of the shares of common stock sold in the registered direct placement. The Series A warrants, exercisable for a total of 952,383 shares of common stock, are exercisable for a period of seven months following the closing date. The Series B warrants, also exercisable for a total of 952,383 shares of common stock, are exercisable for a period of twelve months following the closing date.

Stockholders’ equity increased $26.7 million, or 12.2%, from $218.9 million at December 31, 2009, to $245.6 million at December 31, 2010, with $9.3 million in net proceeds from the above referenced stock issuance, net income to common stockholders of $16.5 million over the twelve-month period, a $1.9 million decrease in other comprehensive income related to the investment securities portfolio, and $1.4 million in proceeds and tax benefits related to the exercise of options by Company directors and officers, and stock option expense credits. As a result of these changes, the Company’s Tier 1 capital ratio increased from 11.48% at December 31, 2009, to 13.20% at December 31, 2010, its total qualifying capital ratio increased from 12.73% to 14.45% and its tangible common equity ratio increased from 5.68% to 6.57%. Sequentially, the Company’s Tier 1 and total qualifying capital ratios are each up 20 basis points, and its tangible common equity ratio is up 18 basis points from September 30, 2010.

CONFERENCE CALL

The Company will host a teleconference call for the financial community on January 20, 2011, at 11:00 a.m. Eastern Standard Time to discuss the fourth quarter 2010 financial results. The public is invited to listen to this conference call by dialing 866-814-1917 at least 10 minutes prior to the call.

A replay of the conference call will be available from 2:00 p.m. Eastern Standard Time on January 20, 2011, until 11:59 p.m. Eastern Standard Time on January 27, 2011. The public is invited to listen to this conference call replay by dialing 888-266-2081 and entering access code 1507552.

ABOUT VIRGINIA COMMERCE BANCORP, INC.

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank, a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through twenty-eight branch offices, one residential mortgage office and one wealth management services office, principally to individuals and small-to-medium size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”. However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core operating earnings is a non-GAAP financial measure that reflects net income excluding taxes, loan loss provisions, losses on other real estate owned, impairment losses on securities and provisions for unfunded commitments from net income. For the three months ended September 30, 2010, the Company is also excluding from net income $1.0 million in bank-owned life insurance death benefits received. These excluded items are difficult to predict and we believe that core operating earnings provides the Company and investors with a valuable measure of the performance of the Company’s operational performance and a valuable tool to evaluate the Company’s financial results. Calculation of core operating earnings for the three months ended December 31, 2010, December 31, 2009, and September 30, 2010 is as follows:

	Three Months Ended		Three Months
	December 31,		Ended
			September 30,
(in thousands)	2010	2009	2010

Net Income	$4,542	$4,155	$6,958
Adjustments to net income:
Provision for loan losses	7,056	1,100	5,100
Loss on other real estate owned	1,233	867	713
Impairment loss on securities	128	1,403	--
Provision for unfunded commitments	--	2,960	--
Provision for income taxes	2,030	2,103	2,917
Death benefits received from bank owned life insurance	--	--	(1,045)

Core Operating Earnings	$14,989	$12,588	$14,643

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing non-interest expense, before provisions for unfunded commitments, by the sum of net interest income on a tax equivalent basis and non-interest income before losses on other real estate owned. We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently. Calculation of the adjusted efficiency ratio for the three months and year ended December 31, 2010 and December 31, 2009 is as follows:

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2010	2009	2010	2009
Summary Operating Results:
Non-interest expense	$15,071	$17,337	$57,186	$56,868
Provision for unfunded commitments	--	(2,960)	--	(2,960)
Total	$15,071	$14,377	$57,186	$53,908

Net interest income	$27,111	$25,243	$105,329	$91,404
Non-interest income	1,588	(548)	3,697	(4,352)
Losses on other real estate owned	1,233	867	3,924	9,952
Total	$29,932	$25,562	$112,950	$97,004

Efficiency Ratio, adjusted	50.4%	56.2%	50.6%	55.6%

The tangible common equity ratio is a non-GAAP financial measure representing the ratio of tangible common equity to tangible assets. Tangible common equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common equity for the Company by excluding the balance of intangible assets and outstanding preferred stock issued to the U.S. Treasury from total stockholders’ equity. We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not substitutes for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies. Calculation of the Company’s tangible common equity ratio as of December 31, 2010, December 31, 2009, September 30, 2010, and June 30, 2010 is as follows:

(in thousands)	As of December 31,		September 30,	June 30,
	2010	2009	2010	2010
Tangible common equity:
Total stockholders’ equity	$245,594	$218,868	$247,012	$230,331

Less:
Outstanding TARP senior preferred stock	65,445	63,993	65,082	64,719
Intangible assets	--	--	--	--
Tangible common equity	$180,149	$154,875	$181,930	$165,612

Total tangible assets	$2,741,648	$2,725,297	$2,846,003	$2,826,807

Tangible common equity ratio	6.57%	5.68%	6.39%	5.86%

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies, including but not limited to our outlook on earnings, including our future net interest margin, and statements regarding asset quality, projected growth, capital position, our plans regarding and expected future levels of our non-performing assets, business opportunities in our markets, and general economic conditions. When we use words such as “may”, “will”, “anticipates”, “believes”, “expects”, “plans”, “estimates”, “potential”, “continue”, “should”, and similar words or phrases, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, expected yields on loans and investment securities, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this release and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. For additional information regarding factors that could affect the Company's operations and results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with and furnished to the Securities and Exchange Commission.

Virginia Commerce Bancorp, Inc.
Financial Highlights
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Summary Operating Results:
Interest and dividend income	$37,106	$38,273	-3.0%	$148,826	$150,633	-1.2%
Interest expense	9,995	13,030	-23.3%	43,497	59,229	-26.6%
Net interest income	27,111	25,243	7.4%	105,329	91.404	15.2%
Provision for loan losses	7,056	1,100	541.5%	20,594	81,913	-74.9%
Non-interest income (charges)	1,588	(548)	389.8%	3,697	(4,352)	184.9%
Non-interest expense	15,071	17,337	-13.1%	57,186	56,868	0.6%
Income (loss) before income taxes	6,572	6,258	5.0%	31,246	(51,729)	-160.4%
Net income (loss)	$4,542	$4,155	9.3%	$21,540	$(33,325)	-164.6%
Effective dividend on preferred stock	1,250	1,251	-0.1%	5,002	4,539	10.2%
Net income (loss) available to common stockholders	$3,292	$2,904	13.4%	$16,538	$(37,864)	-143.7%

Performance Ratios:
Return on average assets	0.64%	0.60%		0.77%	-1.22%
Return on average equity	7.26%	7.53%		9.22%	-13.89%
Net interest margin	3.96%	3.78%		3.90%	3.45%
Efficiency ratio, adjusted	50.35%	56.24%		50.63%	55.57%

Per Share Data:
Earnings (loss) per common share-basic	$0.11	$0.11	0.0%	$0.60	$(1.42)	142.3%
Earnings (loss) per common share-diluted	$0.11	$0.11	0.0%	$0.57	$(1.42)	140.1%
Average number of shares outstanding:
Basic	28,936,750	26,728,300		27,603,741	26,692,570
Diluted	30,013,335	27,014,836		28,875,993	26,692,570

	As of December 31,
	2010	2009	% Change		09/30/10	06/30/10
Selected Balance Sheet Data:
Loans, net	$2,149,591	$2,210,064	-2.7%		$2,178,034	$2,187,912
Investment securities	411,761	348,585	18.1%		380,915	379,212
Assets	2,741,648	2,725,297	0.6%		2,846,003	2,826,807
Deposits	2,247,201	2,229,327	0.8%		2,323,478	2,314,086
Stockholders’ equity	245,594	218,868	12.2%		247,012	230,331
Book value per common share	$6.03	$5.53	9.0%		$6.09	$5.91

Capital Ratios (% of risk weighted assets):
Tier 1 capital:
Company	13.20%	11.48%			13.00%	12.13%
Bank	12.87%	11.41%			12.60%	12.09%
Total qualifying capital:
Company	14.45%	12.73%			14.25%	13.38%
Bank	14.12%	12.66%			13.85%	13.34%
Tier 1 leverage:
Company	11.07%	10.29%			10.84%	10.37%
Bank	10.86%	10.23%			10.52%	10.36%
Tangible common equity:
Company	6.57%	5.68%			6.39%	5.86%
Bank (1)	11.01%	10.32%			10.60%	10.39%

(1) Calculated by dividing total stockholders’ equity by total assets, as the Bank has no intangible assets or non-common equity.

	As of December 31,
	2010	2009	09/30/10	06/30/10

Asset Quality:
Non-performing assets:
Non-accrual loans:
Commercial	$3,719	$6,929	$5,176	$5,346
Real estate-one-to-four family residential:
Closed end first and seconds	5,284	5,769	6,554	4,369
Home equity lines	1,529	420	724	630
Total Real estate-one-to-four family residential	$6,813	$6,189	$7,278	$4,999
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner Occupied	8,942	8,600	5,251	8,045
Non-owner occupied	4,114	6,506	1,204	8,298
Total Real estate-non-farm, non-residential	$13,056	$15,106	$6,455	$16,343
Real estate-construction:
Residential-Owner Occupied	--	517	--	--
Residential-Builder	27,189	30,110	31,138	30,877
Commercial	6,361	6,911	6,861	6,911
Total Real estate-construction:	$33,550	$37,538	$37,999	$37,788
Consumer	19	47	110	122
Total Non-accrual loans	57,157	65,809	57,018	64,598
OREO	17,165	28,499	24,395	26,477
Total non-performing assets	$74,322	$94,308	$81,413	$91,075

Loans 90+ days past due and still accruing:
Commercial	$--	$3,797	$149	$264
Real estate-one-to-four family residential:
Closed end first and seconds	--	--	--	280
Home equity lines	242	--	369	--
Total Real estate-one-to-four family residential	$242	$--	$369	$280
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner Occupied	--	--	361	--
Non-owner occupied	--	--	--	--
Total Real estate-non-farm, non-residential	$--	$--	$361	$--
Real estate-construction:
Residential-Owner Occupied	--	--	--	--
Residential-Builder	--	26	--	--
Commercial	--	--	--	--
Total Real estate-construction:	$--	$26	$--	$--
Consumer	--	3	100	--
Total loans 90+ days past due and still accruing	$242	$3,826	$979	$544

Total non-performing assets and past due loans	$74,564	$98,134	$82,392	$91,619

Troubled debt restructurings	$102,996	$71,885	$105,617	$96,976

Non-performing assets
to total loans:	3.36%	4.14%	3.63%	4.04%
to total assets:	2.71%	3.46%	2.86%	3.22%
Non-performing assets and past due loans
to total loans:	3.37%	4.31%	3.67%	4.06%
to total assets:	2.72%	3.60%	2.90%	3.24%
Allowance for loan losses to total loans	2.82%	2.86%	2.80%	2.77%
Allowance for loan losses to non-performing loans	108.79%	93.56%	108.24%	95.71%

Total allowance for loan losses	$62,442	$65,152	$62,776	$62,345

	As of December 31,
	2010	2009	09/30/10	06/30/10

Loans 30 to 89 days past due
Commercial	$2,622	$866	$1,237	$73
Real estate-one-to-four family residential:
Closed end first and seconds	4,109	352	1,813	3,374
Home equity lines	2,605	139	786	830
Total Real estate-one-to-four family residential	$6,714	$491	$2,599	$4,204
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner Occupied	1,909	1,854	12,463	1,612
Non-owner occupied	--	--	174	2,129
Total Real estate-non-farm, non-residential	$1,909	$1,854	$12,637	$3,741
Real estate-construction:
Residential-Owner Occupied	--	--	--	--
Residential-Builder	--	1,370	1,372	2,270
Commercial	--	--	--	--
Total real estate-construction:	$--	$1,370	$1,372	$2,270
Farmland	--	--	--	--
Consumer	347	141	36	55
Total loans 30 to 89 days past due	$11,592	$4,722	$17,881	$10,343

			For nine	For six
	For the year ended		months	months
	December 31,		ended	ended
	2010	2009	09/30/10	06/30/10

Net charge-offs
Commercial	$4,903	$15,578	$3,919	$3,748
Real estate-one-to-four family residential:
Closed end first and seconds	3,402	1,825	2,368	2,249
Home equity lines	254	1,465	77	88
Total Real estate-one-to-four family residential	$3,656	$3,290	$2,445	$2,337
Real estate-multi-family residential	1,050	--	--	--
Real estate-non-farm, non-residential:
Owner Occupied	2,663	1,901	1,350	1,273
Non-owner occupied	2,540	58	1,479	1,336
Total Real estate-non-farm, non-residential	$5,203	$1,959	$2,829	$2,609
Real estate-construction:
Residential-Owner Occupied	324	1,012	368	116
Residential-Builder	8,077	17,556	6,361	2,581
Commercial	(233)	13,492	(233)	(283)
Total real estate-construction:	$8,168	$32,060	$6,496	$2,414
Farmland	--	--	--	--
Consumer	325	349	225	138
Total net charge-offs	$23,305	$53,236	$15,914	$11,246
Net charge-offs to average loans outstanding	1.03%	2.34%	0.70%	0.49%

Total provision for loan losses	$20,594	$81,913	$13,538	$8,438

	As of December 31,
	2010	2009	% Change	09/30/10	% Change

Loan Portfolio:
Commercial	$218,600	$238,327	-8.3%	$207,909	5.14%
Real estate-one to four family residential:
Closed end first and seconds	269,514	271,501	-0.7%	288,318	-6.5%
Home equity lines	131,397	135,233	-2.8%	134,159	-2.1%
Total Real estate-one-to-four family residential	$400,911	$406,734	-1.4%	$422,477	-5.1%
Real estate-multifamily residential	77,316	66,799	15.7%	86,896	-11.0%
Real estate-non-farm, non-residential:
Owner Occupied	464,368	452,776	2.6%	476,812	-2.61%
Non-owner occupied	674,448	673,169	0.2%	662,695	1.77%
Total Real estate-non-farm, non-residential	$1,138,816	$1,125,945	1.1%	$1,139,507	-0.06%
Real estate-construction:
Residential-Owner Occupied	16,819	15,161	10.9%	15,152	11.0%
Residential-Builder	160,763	224,855	-28.5%	174,896	-8.08%
Commercial	187,028	188,276	-0.7%	185,444	0.85%
Total Real estate-construction:	$364,610	$428,292	-14.9%	$375,492	-2.9%
Farmland	2,418	2,675	-9.6%	2,410	0.33%
Consumer	12,557	10,368	21.1%	9,794	28.2%
Total loans	$2,215,228	$2,279,140	-2.8%	$2,244,485	-1.3%
Less unearned income	3,195	3,924	-18.6%	3,675	-13.1%
Less allowance for loan losses	62,442	65,152	-4.2%	62,776	-0.5%
Loans, net	$2,149,591	$2,210,064	-2.7%	$2,178,034	-1.3%

	As of December 31, 2010
Residential, Acquisition, Development and Construction				Non-accruals	Net charge-
	Total	Percentage	Non-accrual	as a % of	offs as a % of
By County/Jurisdiction of Origination:	Outstandings	of Total	Loans	Outstandings	Outstandings
District of Columbia	$3,971	2.2%	$--	--	0.3%
Montgomery, MD	2,336	1.3%	4,108	2.3%	2.0%
Prince Georges, MD	18,594	10.5%	739	0.4%	0.2%
Other Counties in MD	5,416	3.1%	1,077	0.6%	0.9%
Arlington/Alexandria, VA	23,935	13.5%	2,848	1.6%	--
Fairfax, VA	40,586	22.8%	2,284	1.3%	0.2%
Culpeper/Fauquier, VA	4,447	2.5%	3,695	2.1%	0.8%
Frederick, VA	6,281	3.5%	6,250	3.5%	--
Loudoun, VA	32,846	18.5%	770	0.4%	--
Prince William, VA	7,867	4.4%	1,054	0.6%	--
Spotsylvania, VA	296	0.2%	--	--	--
Stafford, VA	20,421	11.5%	4,364	2.5%	0.2%
Other Counties in VA	8,987	5.1%	--	--	0.1%
Outside VA, D.C. & MD	1,599	0.9%	--	--	--
	$177,582	100.0%	$27,189	15.3%	4.7%

	As of December 31, 2010
Commercial, Acquisition, Development and Construction				Non-accruals	Net charge-
	Total	Percentage	Non-accrual	as a % of	offs as a % of
By County/Jurisdiction of Origination:	Outstandings	of Total	Loans	Outstandings	Outstandings
District of Columbia	$10,214	5.5%	$--	--	--
Montgomery, MD	1,365	0.7%	--	--	--
Prince Georges, MD	12,492	6.7%	--	--	--
Other Counties in MD	3,396	1.8%	--	--	--
Arlington/Alexandria, VA	9,312	5.0%	--	--	--
Fairfax, VA	28,390	15.1%	2,800	1.5%	-0.1%
Culpeper/Fauquier, VA	3,020	1.6%	--	--	--
Henrico, VA	849	0.5%	--	--	--
Loudoun, VA	24,790	13.3%	1,497	0.8%	--
Prince William, VA	58,198	31.1%	2,064	1.1%	--
Spotsylvania, VA	2,715	1.5%	--	--	--
Stafford, VA	29,801	15.9%	--	--	--
Other Counties in VA	2,486	1.3%	--	--	--
Outside VA, D.C. & MD	--	--	--	--	--
	$187,028	100.0%	$6,361	3.4%	-0.1%

	As of December 31, 2010
Non-Farm/Non-Residential By County/Jurisdiction of Origination:	Total Outstandings	Percentage of Total	Non-accrual Loans	Non-accruals as a % of Outstandings	Net charge- offs as a % of Outstandings
District of Columbia	$79,822	7.0%	$--	--	--
Montgomery, MD	35,477	3.1%	--	--	0.1%
Prince Georges, MD	47,455	4.2%	719	0.1%	--
Other Counties in MD	53,048	4.7%	--	--	--
Arlington/Alexandria, VA	180,863	15.8%	2,341	0.2%	--
Fairfax, VA	262,366	23.0%	3,699	0.3%	--
Culpeper/Fauquier, VA	5,728	0.5%	--	--	--
Frederick, VA	7,289	0.6%	--	--	--
Henrico, VA	29,365	2.6%	--	--	0.1%
Loudoun, VA	117,906	10.4%	2,102	0.2%	0.2%
Prince William, VA	206,443	18.1%	909	0.1%	--
Spotsylvania, VA	20,102	1.8%	--	--	--
Stafford, VA	21,382	1.9%	--	--	--
Other Counties in VA	63,889	5.6%	3,286	0.3%	0.1%
Outside VA, D.C. & MD	7,681	0.7%	--	--	--
	$1,138,816	100.0%	$13,056	1.1%	0.5%

Of this total of $1.1 billion in non-farm/non-residential real estate loans, approximately $71.0 million will mature in 2011, $70.1 million in 2012 and $101.7 million in 2013.

	As of December 31,
	2010	2009	% Change	9/30/10	% Change

Investment Securities (at book value):
Available-for-sale:
U.S. Government Agency obligations	$310,610	$247,134	25.7%	$279,631	11.1%
Pooled trust preferred securities	430	2,031	-78.8%	1,198	-64.1%
Obligations of states and political subdivisions	63,463	42,356	49.8%	61,232	3.6%
	$374,503	$291,521	28.5%	$342,061	9.5%
Held-to-maturity:
U.S. Government Agency obligations	$6,113	$12,323	-50.4%	$7,047	-13.3%
Obligations of states and political subdivisions	31,145	44,741	-30.4%	31,807	-2.1%
	$37,258	$57,064	-34.7%	$38,854	-4.1%

Virginia Commerce Bancorp, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
As of December 31,
(Unaudited)

	2010	2009
Assets
Cash and due from banks	$36,932	$25,211
Investment securities (fair value: 2010, $412,654; 2009, $349,836)	411,761	348,585
Restricted stocks, at cost	11,751	11,751
Federal funds sold	10,455	--
Loans held-for-sale	10,049	6,492
Loans, net of allowance for loan losses of $62,442 in 2010 and $65,152 in 2009	2,149,591	2,210,064
Bank premises and equipment, net	12,000	13,794
Accrued interest receivable	10,003	10,537
Other real estate owned, net of valuation allowance of $6,782 in 2010, and $9,067 in 2009	17,165	28,499
Other assets	71,941	70,364
Total assets	$2,741,648	$2,725,297
Liabilities and Stockholders’ Equity
Deposits
Demand deposits	$264,744	$239,604
Savings and interest-bearing demand deposits	1,201,288	985,152
Time deposits	781,169	1,004,571
Total deposits	$2,247,201	$2,229,327
Securities sold under agreement to repurchase and federal funds purchased	152,726	176,729
Other borrowed funds	25,000	25,000
Trust preferred capital notes	66,314	66,057
Accrued interest payable	2,751	4,014
Other liabilities	2,062	5,302
Total liabilities	$2,496,054	$2,506,429
Stockholders’ Equity
Preferred stock, net of discount, $1.00 par, 1,000,000 shares authorized, Series A; $1,000.00 stated value; 71,000 issued and outstanding	$65,445	$63,993
Common stock, $1.00 par, 50,000,000 shares authorized, issued and outstanding 2010, 28,962,935 including 9,335 in unvested restricted stock issued; 2009, 26,744,545	28,954	26,745
Surplus	105,056	96,588
Warrants	8,520	8,520
Retained earnings	39,208	22,671
Accumulated other comprehensive income, net	(1,589)	351
Total stockholders’ equity	$245,594	$218,868
Total liabilities and stockholders’ equity	$2,741,648	$2,725,297

Virginia Commerce Bancorp, Inc.
Consolidated Statements of Operations
(Dollars in thousands except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Interest and dividend income:
Interest and fees on loans	$33,461	$34,212	$133,599	$134,548
Interest and dividends on investment securities:
Taxable	2,919	3,527	12,641	14,050
Tax-exempt	587	414	2,043	1,591
Dividends on restricted stocks	89	90	356	355
Interest on federal funds sold	50	30	187	89
Total interest and dividend income	$37,106	$38,273	$148,826	$150,633
Interest expense:
Deposits	$7,490	$10,522	$33,462	$49,598
Securities sold under agreement to repurchase and federal funds purchased	990	998	4,012	3,475
Other borrowed funds	271	271	1,077	1,077
Trust preferred capital notes	1,244	1,239	4,946	5,079
Total interest expense	$9,995	$13,030	$43,497	$59,229
Net interest income	$27,111	$25,243	$105,329	$91,404
Provision for loan losses	7,056	1,100	20,594	81,913
Net interest income after provision for loan losses	$20,055	$24,143	$84,735	$9,491
Non-interest income (charges):
Service charges and other fees	$821	$923	$3,376	$3,606
Non-deposit investment services commissions	302	156	831	600
Fees and net gains on loans held-for-sale	1,700	538	3,437	2,912
Loss on other real estate owned	(1,233)	(867)	(3,924)	(9,952)
Gain on sale of securities	--	--	139	--
Impairment loss on securities	(128)	(1,403)	(1,647)	(1,821)
Other	126	105	1,485	303
Total non-interest income (charges)	$1,588	$(548)	$3,697	$(4,352)
Non-interest expense:
Salaries and employee benefits	$6,751	$5,780	$24,990	$23,040
Occupancy expense	2,417	2,583	9,951	10,253
FDIC insurance	1,324	1,311	5,277	5,411
Provision for unfunded commitments	--	2,960	--	2,960
Franchise tax expense	720	775	2,875	3,100
Data processing expense	644	662	2,450	2,436
Other operating expense	3,215	3,266	11,643	9,668
Total non-interest expense	$15,071	$17,337	$57,186	$56,868
Income (loss) before taxes	$6,572	$6,258	$31,246	$(51,729)
Provision (benefit) for income taxes	2,030	2,103	9,706	(18,404)
Net income (loss)	$4,542	$4,155	$21,540	$(33,325)
Effective dividend on preferred stock	1,250	1,251	5,002	4,539
Net income (loss) available to common stockholders	$3,292	$2,904	$16,538	$(37,864)
Earnings (loss) per common share, basic	$0.11	$0.11	$0.60	$(1.42)
Earnings (loss) per common share, diluted	$0.11	$0.11	$0.57	$(1.42)

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Three Months Ended December 31,
(Unaudited)

	2010			2009
(Dollars in thousands)	Average Balance	Interest Income- Expense	Average Yields /Rates	Average Balance	Interest Income- Expense	Average Yields /Rates
Assets
Securities (1)	$406,243	$3,506	3.64%	$361,179	$3,941	4.51%
Restricted stock	11,752	89	3.06%	11,752	90	3.08%
Loans, net of unearned income (2)	2,241,720	33,461	5.93%	2,245,065	34,212	6.06%
Interest-bearing deposits in other banks	385	0	0.08%	93	--	0.04%
Federal funds sold	81,314	50	0.24%	53,164	30	0.22%
Total interest-earning assets	$2,741,414	$37,106	5.41%	$2,671,253	$38,273	5.71%
Other assets	71,761			73,674
Total Assets	$2,813,175			$2,744,927

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$340,856	$593	0.69%	$252,373	$771	1.21%
Money market accounts	168,790	454	1.07%	155,725	558	1.42%
Savings accounts	713,964	2,283	1.27%	542,167	2,493	1.82%
Time deposits	794,684	4,160	2.08%	1,059,948	6,700	2.51%
Total interest-bearing deposits	$2,018,294	$7,490	1.47%	$2,010,213	$10,522	2.08%
Securities sold under agreement to repurchase and federal funds purchased	182,480	990	2.15%	178,779	998	2.21%
Other borrowed funds	25,000	271	4.25%	25,000	271	4.25%
Trust preferred capital notes	66,281	1,244	7.34%	66,026	1,239	7.34%
Total interest-bearing liabilities	$2,292,055	$9,995	1.73%	$2,280,018	$13,030	2.27%
Demand deposits and other liabilities	272,813			246,104
Total liabilities	$2,564,868			$2,526,122
Stockholders’ equity	248,307			218,805
Total liabilities and stockholders’ equity	$2,813,175			$2,744,927
Interest rate spread			3.68%			3.44%
Net interest income and margin		$27,111	3.96%		$25,243	3.78%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders’ equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.0 million and $300 thousand for the three months ended December 31, 2010, and 2009, respectively.

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Year Ended December 31,
(Unaudited)

	2010			2009
(Dollars in thousands)	Average Balance	Interest Income- Expense	Average Yields /Rates	Average Balance	Interest Income- Expense	Average Yields /Rates
Assets
Securities (1)	$372,480	$14,684	4.12%	$334,873	$15,641	4.82%
Restricted stock	11,752	356	3.03%	11,589	355	3.06%
Loans, net of unearned income (2)	2,259,560	133,599	5.92%	2,279,294	134,548	5.91%
Interest-bearing deposits in other banks	249	0	0.09%	91	0	0.09%
Federal funds sold	79,882	187	0.23%	42,718	89	0.20%
Total interest-earning assets	$2,723,923	$148,826	5.50%	$2,668,565	$150,633	5.67%
Other assets	79,140			67,737
Total Assets	$2,803,063			$2,736,302

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$335,716	$2,971	0.89%	$228,189	$2,825	1.24%
Money market accounts	157,071	1,872	1.19%	157,216	2,302	1.46%
Savings accounts	663,479	9,759	1.47%	381,042	7,764	2.04%
Time deposits	882,832	18,860	2.14%	1,221,328	36,707	3.01%
Total interest-bearing deposits	$2,039,098	$33,462	1.64%	$1,987,775	$49,598	2.50%
Securities sold under agreement to repurchase and federal funds purchased	183,338	4,012	2.19%	186,106	3,475	1.87%
Other borrowed funds	25,000	1,077	4.25%	25,000	1,077	4.25%
Trust preferred capital notes	66,186	4,946	7.37%	65,930	5,079	7.60%
Total interest-bearing liabilities	$2,313,622	$43,497	1.88%	$2,264,811	$59,229	2.62%
Demand deposits and other liabilities	255,871			231,554
Total liabilities	$2,569,493			$2,496,365
Stockholders’ equity	233,570			239,937
Total liabilities and stockholders’ equity	$2,803,063			$2,736,302
Interest rate spread			3.62%			3.05%
Net interest income and margin		$105,329	3.90%		$91,404	3.45%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders’ equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $3.0 million and $3.3 million for the year ended December 31, 2010, and 2009, respectively.

CONTACT:
Virginia Commerce Bancorp, Inc.
William K. Beauchesne
Treasurer and Chief Financial Officer
703-633-6120
wbeauchesne@vcbonline.com